Exhibit 16.1

LaPorte CPAs & Business Advisors

5100 Village Walk, Suite 300

Covington, LA 70433

PHONE: 985.892.5850

FAX: 985.892.5956

LaPorte.com

January 11, 2018

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

LaPorte was furnished with a copy of the disclosures included on Form 8-K for Fuse Medical, Inc. (Commission File Number: 0000319016), dated January 11, 2018 with respect to Item 4.01 Changes in Registrant’s Certifying Accountants, and agrees with the statements made by the Company in response to Item 304(a) of regulation S-K.

Sincerely,

/s/LaPorte

LaPorte, A Professional Accounting Corporation